                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 33-67390; 33-67390-01) of our report dated May 5, 1995, except for Note 11 as to which the date is November 1, 1995, on our audits of the combined financial statements of The Sammons Systems (cable systems of Sammons Communications, Inc. purchased by Marcus Cable Associated L.P.) We also consent to the reference to our firm under the caption "Experts".


                                              /s/ Coopers & Lybrand L.L.P.


April 14, 1997
Dallas, Texas